UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2006

Radian Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11356	23-2691170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

(215) 231-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 8, 2006, upon the recommendation of the Compensation and Human Resources Committee of Radian’s board of directors, Radian’s board of directors approved an increase, from $100,000 to $150,000, in the annual fee paid to Herbert Wender, Radian’s non-executive Chairman of the Board, for serving as Chairman. The increase will be effective September 1, 2006.

No other changes were made to the existing compensation arrangements with Radian’s non-employee directors, a summary of which is disclosed in Radian’s 2006 Proxy Statement, filed with the SEC on April 18, 2006, under COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS – Director Compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: August 11, 2006	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
Vice President, Securities Counsel